Exhibit 10.2

AMENDMENT NO. 6
to
LOAN AND SECURITY AGREEMENT
dated as of April 16, 1997

             THIS AMENDMENT NO. 6 dated as of August 13, 2001 (this “Amendment”) is made by SYRATECH CORPORATION, a Delaware corporation, TOWLE MANUFACTURING COMPANY, a Delaware corporation, LEONARD FLORENCE ASSOCIATES, INC., a Massachusetts corporation, WALLACE INTERNATIONAL SILVERSMITHS, INC., a Delaware corporation, RAUCH INDUSTRIES, INC., a North Carolina corporation, ROCHARD, INC., a New York corporation, HOLIDAY PRODUCTS, INC., a North Carolina corporation, FARBERWARE INC., a Delaware corporation, SILVESTRI, INC., a Delaware corporation, the financial institutions parties hereto from time to time as “Lenders,” and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (the “Administrative Agent”).

Preliminary Statements

             The Borrowers, the Lenders and the Administrative Agent are parties to a Loan and Security Agreement dated as of April 16, 1997, as amended by Amendment No. 1 dated as of July 31, 1997, Amendment No. 2 dated as of December 31, 1997, Amendment No. 3 dated as of March 30, 1998, Amendment No. 4 and Consent dated as of March 26, 1999 and Amendment No. 5 dated as of March 26, 2001 (the “Loan Agreement”; terms defined in the Loan Agreement and not otherwise defined herein being used herein as therein defined).

             The Borrowers have requested that the Administrative Agent and the Lenders amend certain financial covenants and certain other provisions of the Loan Agreement as hereinafter set forth and the Lenders and the Administrative Agent have agreed so to amend the Loan Agreement, upon and subject to all of the terms, conditions and provisions hereof.

             NOW, THEREFORE, in consideration of the Loan Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

             Section 1.         Amendment to Loan Agreement.  The Loan Agreement is hereby amended, effective as provided in Section 2, by:

             (a)         amending Section 1.1 Definitions by:

                           (i)          amending the definition “Applicable Margin” appearing therein in its entirety to read as follows:

             Applicable Margin means (i) prior to August 16, 2001, (a) as to Prime Rate Loans, 0.50%, and (b) as to Eurodollar Rate Loans, 2.25% and (ii) from August 16, 2001 through the Termination Date, (a) as to Prime Rate Loans, 1.00%, and (b) as to Eurodollar Rate Loans, 3.75%.

             (ii)           amending clause (b) of the definition “Borrowing Base” appearing therein by (x) deleting the word “minus” appearing at the end of subpart (ii) thereof and substituting therefor the word “and” and (y) adding a new subpart (iii) at the end thereof to read as follows:

                             (iii)     the Inventory Base, minus

             (iii)          amending clause (d) of the definition “Borrowing Base” appearing therein by inserting after the phrase “Interest Rate Protection Reserve” the following phrase “, the Adjustment Reserve (which shall take effect beginning September 15, 2001)”;

             (b)        further amending Section 1.1 Definitions by adding thereto in appropriate alphabetical order the following definitions:

             Adjustment Reserve means an amount equal to (i) in the first week of any Fiscal Month, 10% of an amount equal to 60% or 70% (or such lesser or greater percentage as may then constitute the applicable advance rate against Eligible Inventory) of the remainder derived by subtracting the Inventory valuation reflected on the forecasted monthly balance sheet prepared as of the last day of the following Fiscal Month and delivered to the Administrative Agent and the Lenders pursuant to Section 10.1(c) (or any revised forecasted balance sheet delivered to and accepted by the Administrative Agent and the Lenders) from the greater of (x) the Cost of Inventory reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent pursuant to Section 8.14(c) and (y) the Inventory valuation reflected on the forecasted monthly balance sheet prepared as of the last day of such Fiscal Month and delivered to the Administrative Agent and the Lenders pursuant to Section 10.1(c) (or any revised forecasted balance sheet delivered to and accepted by the Administrative Agent and the Lenders) (such amount, hereinafter referred to as the “Reserve Amount”), (ii) in the second week of any Fiscal Month, 20% of the Reserve Amount, (iii) in the third week of any Fiscal Month, 30% of the Reserve Amount, and (iv) in the fourth week of any Fiscal Month, 40% of the Reserve Amount.  At no time shall the Adjustment Reserve be less than zero.

             Inventory Base means, at any time, an amount equal to 80% (or such lesser percentage as the Administrative Agent may in its reasonable credit judgment, applying standards customary to institutional asset-based lenders, determine from time to time following any adverse change in quality, composition, salability or other measure of value of the Inventory) of the orderly liquidation value (net of liquidation expenses) of Eligible Inventory at such time, as determined by the Administrative Agent from time to time in its reasonable discretion.

             (c)         amending Section 4.2(c) Letter of Credit and Acceptance Fees by amending subpart (i) thereof by:

                        (i)            deleting the phrase “the Applicable Margin applicable from time to time to Eurodollar Rate Loans” appearing therein and substituting therefor the figure “3.75%”; and

                        (ii)           inserting immediately before the phrase “1/4 of 1%” appearing therein, the phrase “the greater of $125 or”;

             (d)        amending Section 8.14(a) Schedule of Receivables in its entirety to read as follows:

             (a)         Schedule of Receivables.

             (i)          Weekly Schedule of Receivables.  Commencing August 31, 2001, the Borrowers shall deliver to the Administrative Agent not later than Wednesday of each week a Schedule of Receivables which:

             (A)       shall be prepared as of the last Business Day of the immediately preceding week, and

             (B)        shall set forth a summary aged trial balance of all its then existing Receivables, specifying the names and balance due for each Account Debtor obligated on a Receivable so listed.

             (ii)         Monthly Schedule of Receivables.  The Borrowers shall deliver to the Administrative Agent not later than the 15th day (or, if such month is the last month of a Fiscal Quarter, the 20th day) of each calendar month a Schedule of Receivables which:

             (A)       shall be prepared as of the last day of the immediately preceding Fiscal Month,

             (B)        shall be reconciled to the Borrowing Base Certificate as of such last day,

             (C)        shall set forth a summary aged trial balance of all its then existing Receivables, specifying the names and balance due for each Account Debtor obligated on a Receivable so listed, and

             (D) shall include on such schedule delivered for the months of March and September of each year an Account Debtor address list including all Account Debtors on Receivables reflected on such schedule.

             (e)         amending Section 11.1 Financial Ratios by:

             (i)          deleting subsections (b) and (c) thereof in their entireties, and

(ii)        adding a new subsection (b) to the end thereof to read as follows:

            (b)      Minimum EBITDA.  EBITDA (i) for the period of four consecutive Fiscal Quarters ending on September 30, 2001, to be less than $18,000,000 and (ii) for any period of four consecutive Fiscal Quarters ending after September 30, 2001, to be less than $15,000,000.

(f)         amending Section 11.5 Capital Expenditures in its entirety to read as follows:

             Section 11.5     Capital Expenditures.  Make or incur any Capital Expenditures; provided, however, that the Borrowers may make or incur Capital Expenditures (i) during Fiscal Year 2001 in an amount not greater than $6,500,000 and (ii) from January 1, 2002 through April 15, 2002 in an amount not greater than $3,000,000.

             (g)        amending Section 11.14 Minimum Availability in its entirety to read as follows:

             Section 11.14   Minimum Availability.  Permit Revolving Credit Availability at any time to be less than $10,000,000, except that (i) during the period August 16 through September 30 of 2001, Revolving Credit Availability shall not be less than $15,000,000 and (ii) during the period February 1 through March 31 of any year, Revolving Credit Availability shall not be less than $25,000,000.

             (h)        amending Section 15.2 Expenses by amending subsection (d) thereof by deleting the parenthetical phrase at the end thereof in its entirety; and

             (i)          further amending the Loan Agreement by deleting Annex B - Pricing Matrix in its entirety.

             Section 2.         Effectiveness of Amendment.  Section 1 of this Amendment shall become effective as of the date hereof on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received (1) an amendment fee in the amount of $307,500 to be shared Ratably among the Lenders in accordance with their respective Commitments, which fee shall not be subject to refund or rebate of any kind whatsoever, and (2) each of the following documents (in sufficient copies for each Lender):

             (a)         this Amendment duly executed and delivered by each Borrower and the Lenders,

             (b)        a certificate of the Secretary of each Borrower having attached thereto the articles or certificate of incorporation and bylaws of such Borrower as in effect on the Amendment Effective Date (or containing the certification of such Secretary that no amendment or modification of such articles or certificate or bylaws has become effective since the last date on which such documents were delivered to the Administrative Agent pursuant to the Loan Agreement), and to the further effect that the incumbency certificate and corporate action delivered in connection with the occurrence of the date hereof remain in effect, unchanged,

             (c)         a certificate of the President or Financial Officer of Syratech to the effect that

             (i)          the representations and warranties of the Borrowers contained in the Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the Amendment Effective Date, and

             (ii)         no Default or Event of Default has occurred and is continuing and such statements shall be true; and

             (d)        such other documents, certificates and instruments in connection with the effectiveness of this Amendment as the Administrative Agent or any Lender may reasonably request.

             Section 3.         Additional Covenant.  The Borrowers agree to engage, not later than August 31, 2001 and at their own expense, a qualified independent appraiser acceptable to the Lenders to (i) perform an appraisal of the Borrowers’ Inventory, which appraisal shall be of a scope satisfactory to the Lenders, and (ii) prepare and deliver to the Lenders not later than October 1, 2001 a written appraisal report in form and substance satisfactory to the Lenders.  The failure of the Borrowers to comply timely with the provisions of the Section 3 shall, at the option of the Required Lenders, constitute an Event of Default under the Loan Agreement.

             Section 4.         Effect of Amendment .  From and after the effectiveness of this Amendment, all references in the Loan Agreement and in any other Loan Document to “this Agreement,” “the Loan Agreement,” “hereunder,” “hereof” and words of like import referring to the Loan Agreement, shall mean and be references to the Loan Agreement as amended by this Amendment.  Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

             Section 5.         Counterpart Execution; Governing Law.

             (a)         Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed signature page of any party hereto by facsimile transmission shall be effective as delivery of a manually delivered counterpart thereof.

             (b)        Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWERS:

SYRATECH CORPORATION
By:	/s/	Gregory W. Hunt

	Name:	Gregory W. Hunt
	Title	Senior Vice President, Chief Financial Officer and Treasurer

TOWLE MANUFACTURING COMPANY
By:	/s/	Gregory W. Hunt

	Name:	Gregory W. Hunt
	Title	Senior Vice President, Chief Financial Officer and Treasurer

LEONARD FLORENCE ASSOCIATES, INC.
By:	/s/	Gregory W. Hunt

	Name:	Gregory W. Hunt
	Title	Senior Vice President, Chief Financial Officer and Treasurer

WALLACE INTERNATIONAL SILVERSMITHS,
By:	/s/	Gregory W. Hunt

	Name:	Gregory W. Hunt
	Title	Senior Vice President, Chief Financial Officer and Treasurer

RAUCH INDUSTRIES, INC.
By:	/s/	Leonard Florence

	Name:	Leonard Florence
	Title	Chairman of the Board and Chief Executive Officer

ROCHARD, INC.
By:	/s/	Leonard Florence

	Name:	Leonard Florence
	Title	Chairman of the Board and Chief Executive Officer

HOLIDAY PRODUCTS, INC.
By:	/s/	Leonard Florence

	Name:	Leonard Florence
	Title	Chairman of the Board and Chief Executive Officer

FARBERWARE INC.
By:	/s/	Gregory W. Hunt

	Name:	Gregory W. Hunt
	Title	Senior Vice President, Chief Financial Officer and Treasurer

SILVESTRI, INC.
By:	/s/	Gregory W. Hunt

	Name:	Gregory W. Hunt
	Title	Senior Vice President, Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A.
By:	/s/	Andrew A. Doherty

	Name:	Andrew A. Doherty
	Title	Vice President

LENDERS:
BANK OF AMERICA, N.A.
By:	/s/	Andrew A. Doherty

	Name:	Andrew A. Doherty
	Title	Vice President

AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO
By:	/s/	Jay S. Lewis

	Name:	Jay S. Lewis
	Title	Commercial Banking Officer

FLEET CAPITAL CORPORATION
By:	/s/	Matthew T. O'Keefe

	Name:	Matthew T. O'Keefe
	Title	Senior Vice President

UNION BANK OF CALIFORNIA, N.A.
By:	/s/	Greg F. Ennis

	Name:	Greg F. Ennis
	Title	Vice President